Exhibit 4.28

Credit Limit Contract

Contract No.: J2012E0029BA

Party A: Zastron Electronic (Shenzhen) Co., Ltd.

Address: Namtai Industrial Park, 2 Namtai Road, Gushu Community, Xixiang Street, Baoan District, Shenzhen

Legal Representative (Principal): Koo Ming Kown	P. C.: 518126

Fax: 0755-27471035	Tel.: 0755-33881111

Party B: China Construction Bank Shenzhen Branch

Address: Building A, Rongchao Business Center, No. 6003, Yitian Road, Futian District, Shenzhen

Legal Representative (Principal): Liu Jun	P. C.: 518026

Fax: 0755-27789927	Tel.: 0755-27782808

Applied by Party A, Party B agrees to provide a credit limit for Party A provided that the conditions required by Party B are met. To define both Parties’ rights and obligations, Party A and Party B, in accordance with relevant laws, rules and regulations, make and enter into this Contract upon unanimity through consultation. Both Parties shall abide by this Contract.

Article 1 Credit limit

Credit limit referred to in this Contract means the limit of the credit principal balance provided by Party B for Party A under certain conditions during the valid period of the credit limit specified in this Contract. At any time during the valid period of the credit limit, as long as the credit principal balance occupied or not repaid by Party A under this Contract does not exceed the total amount of the credit limit specified in this Contract, Party A may apply credit continuously pursuant to this Contract, regardless of times and amount (unless otherwise specified). However, the sum of the credit amount applied by Party A and the credit principal balance occupied or not repaid by Party A under this Contract shall not exceed the total amount of the credit limit.

Article 2 Type and amount of the credit limit

Party B agrees to provide Party A with a total credit limit at maximum equivalent to RMB (amount in words) four hundred and twenty-one million Yuan only, including the types and amounts of various sub-limits as follows:

1. working capital loan limit (currency and amount in words) RMB one hundred million Yuan only, under which the term of a loan shall not exceed one year and the performance period of the loan shall expire within six months after the expiration of the valid period of the limit;

2. guarantee limit (currency and amount in words)             /            , at least     /    % of the guarantee amount shall be paid as the security deposit for each letter of guarantee opened under this limit;

3. commercial draft and bank acceptance limit (currency and amount in words)             , at least     /    % of the financing amount shall be paid as the security deposit for use of the sub-limit each time and the term of acceptance of a commercial draft shall not exceed     /    day(s);

4. commercial acceptance draft discount limit (currency and amount in words)             /            ;

5. import and export trade financing limit equivalent (currency and amount in words RMB three hundred million Yuan only), including the following sub-limits (express with “—” for your option):

(1) trust receipt limit is equivalent (currency and amount in words RMB three hundred million Yuan only), available for handling — trust receipt loans under a letter of credit — trust receipt loans not under a letter of credit — shipping guarantee — endorsement of bill of lading — opening of a sight letter of credit with the goods controllable right which cannot be fully controlled by Party B — opening of a usance letter of credit — agent payment abroad — payment by cheque or entrusted payment. The beneficiary of the letter of credit shall be a non-affiliated company. The term of a trust receipt shall not exceed 120 days.

(2) import factoring credit risk security limit is equivalent (currency and amount in words             /            ), available for providing security for import factoring credit risk,             /

(3) packing loan limit is equivalent (currency and amount in words             /            ), available for handling — packing loans under a letter of credit — export order financing,             /

(4) export commercial invoice financing limit is equivalent (currency and amount in words             /            ), available for handling — export commercial invoice financing — export collection loan under D/A             /

(5) supply chain credit line is equivalent (currency and amount in words             /            ), available for handling trade financing business for occupation of Party A’s limit by Party A’s upstream and downstream firms,             /

(6) L/C opening limit is equivalent (currency and amount in words RMB three hundred million Yuan), available for — opening of a sight letter of credit with the goods controllable right which can be controlled by Party B, the beneficiary of the letter of credit shall be a non-affiliated company.               /

(7) outward documentary bill limit is equivalent (currency and amount in words             /            ), available for handling — export negotiation when there is not enough limit of a financial institution — outward documentary bill under a letter of credit — draft discount under a usance letter of credit — purchase of accounts receivable under the letter of credit delayed in payment — export trust loans under D/P,             /            .

(8) short-term (within three years) credit insurance credit line is equivalent (currency and amount in words             /            ), available for handling — loans under short-term export credit insurance — financing under short-term export bill insurance — buyout of accounts receivable under short-term export credit insurance — other financings supported by short-term export credit insurance,             /            .

(9) export factoring limit is equivalent (currency and amount in words             /            ), available for handling — advance payment of export double factoring when there is not enough limit of a financial institution — export direct factoring — export ship factoring,             /

(10) commodity finance limit is equivalent (currency and amount in words             /            ), available for handling — financing of sea and land warehouse — financing of bonded warehouse — financing of stock warehouse             /

(11) export tax rebate financing limit is equivalent (currency and amount in words             /            ), available for handling — “export tax rebate financing” business,             /

(12) other trade financing limits are equivalent (currency and amount in words             /            ),             /

6. cash transaction limit equivalent (currency and amount in words RMB twenty-one million Yuan only),

Including the following sub-limits (express with “—” for your opinion):

(1) cash transaction limit is equivalent (currency and amount in words RMB twenty-one million Yuan only), available for handing — settlement and sale of foreign exchange — foreign exchange transaction — RMB and foreign currency swap — foreign exchange swap — interest rate swap — currency swap — equity option — inter-bank lending of funds — bond repurchase — assignment of credit assets – repurchase — cross currency swap (including cross currency benchmark swap) — transaction of other derivatives, the term of a business under this limit shall not exceed one year.

(2) bond investment limit is equivalent (currency and amount in words             /            ), available for handing — medium and long term bond business — bond business within one year,             /

7. Dragon card and business card limit (currency and amount in words)             /

8. Overdraft limit (currency and amount in words)             /            ;

9. Others             /

Article 3 Valid period of the credit limit

1. The valid period of limit under this Contract is from March 22, 2012 to March 21, 2013 (hereinafter referred to as “valid period of limit”).

2. When the valid period of limit expires, the limit shall be automatically terminated and the unused limit shall be automatically lapsed.

3. In case of a credit during the valid period of limit, the performance term of Party A’s debts shall not be restricted by expiration of the valid period of limit. A credit business approved by Party B during the valid period of limit shall be continuously performed according to this Contract and its annexes or other relevant legal documents, and the creditor’s rights and debts arising therefrom shall not be affected by expiration of the valid period of limit.

Article 4 Interest and expenses

1. The start date, maturity date, amount, interest rate, interest calculation method, interest settlement method, type and scope of expenses, rate, method for calculation of expenses, and method for payment of expenses of a credit business under this Contract shall be determined in accordance with relevant legal documents of the business. In the event that no agreement is reached by and between both Parties through consultation, Party B shall have the right to refuse Party A’s application.

LIBOR means the inter-bank offered rate for the said period and in the said currency published by British Bankers Association [BBA] and provided by REUTERS and other financial telecommunication terminals at 11:00 a.m. [London Time] two banking days before the date of loan or financing or before the interest rate adjustment date.

HIBOR means the inter-bank offered rate for the said period and in the said currency published by Hong Kong Association of Banks [HKAB] and provided by REUTERS and other financial telecommunication terminals at 11:30 a.m. [Hong Kong Time] two banking days before the date of loan or financing or before the interest rate adjustment date.

2. Party A shall pay Party B or bear the following expenses under this Contract:

(1) limit management fee,             /            % of the total limit;

(2) actual expenses for Party B to handle businesses under this Contract;

(3) expenses for Party B to recover from relevant parties the funds under the letter of credit, bill and security related to the limit;

(4) other expenses agreed by both Parties.

Article 5 Use of credit limit

1. Within the credit limit specified in this Contract and during the valid period of credit limit, Party A may present a written limit anticipation application trade by trade, and Party B shall handling credit business for Party A trade by trade after examination and approval.

2. Provided with the following preconditions, Party B has the obligation to provide credit for Party A, except otherwise wholly or partly waived by Party B:

(1) Party A has handled relevant approval, registration, delivery, insurance and other legal procedures in accordance with relevant laws and regulations;

(2) the security meeting Party B’s requirements becomes effective and remains in force;

(3) Party A has no breach under this Contract;

(4) Party A has paid Party B limit management fee, if specified herein that Party A shall pay Party B limit management fee;

(5) Party A has provided Party B with other documents Party B thinks necessary;

(6) Party A’s application for anticipation of the credit limit has been examined and approved by Party B;

(7) other preconditions:

            /

3. At any time during the valid period of limit under this Contract, the sum of the limit principal balances actually occupied by various businesses shall not exceed the total credit limit and the sum of the limit principal balance actually occupied by a business under a sub-limit shall not exceed this sub-limit.

4. The balance of debts not repaid by Party A under             /             (contract name) of No.     /     shall be deducted from the total amount of the credit limit and shall be recovered after full repayment.

Article 6 Legal documents applicable to this Contract

1. When Party A applies Party B for using the credit limit under this Contract, Party A shall make and enter into relevant annexes with Party B corresponding to the sub-limit types specified in Article 2 of this Contract, including but not limited to the following annexes. Annexes which are affixed with Party A and Party B’s official seals or special contract seals shall be deemed as an integral part of this Contract and shall be binding upon both Parties. No party may present any objection to the legal force of an annex for the excuse of no signature in the annex.

(1) Special provisions on trade financing limit:

Annex: Special Provisions on Opening a Letter of Credit

Annex: Special Provisions on Trust Receipt Loan

Annex: Special Provisions on Shipping Guarantee

Annex: Special Provisions on Packing Loan

Annex: Special Provisions on Outward Documentary Bill

Annex: Special Provisions on Export Negotiation

Annex: Special Provisions on Export Collection Loan

Annex: Special Provisions on Draft Discount under a Usance Letter of Credit and Purchase of Accounts Receivable under the Letter of Credit Delayed in Payment

Annex: Special Provisions on Import Factoring

Annex: Special Provisions on “Export Tax Rebate Financing” Business

Annex: Special Provisions on Loans under Short-term Export Credit Insurance

Annex: Special Provisions on Financing through Redemption of Documents

Annex: Special Provisions on Payment in RMB (under a domestic letter of credit)

Annex: Special Provisions on Payment in RMB (under remittance)

Annex: Special Provisions on Export Commercial Invoice Financing Business

(2) Special provisions on other limits:

Annex: Special Provisions on Limit Loan

Annex: Special Provisions on Guarantee Limit

Annex: Special Provisions on Commercial Draft and Bank Acceptance Limit

Annex: Special Provisions on Cash transaction Limit Credit

Annex: Special Provisions on Overdraft Limit

(3) When Party A applies Party B for using the credit limit under this Contract, Party A shall, according to Party B’s requirements, make and enter into agreements or contracts (including but not limited to the following agreements) corresponding to the sub-limit types specified in Article 2 of this Contract. These relevant agreements or contracts shall be deemed as integral annex and part of this Contract and shall be binding upon both Party A and Party B.

Annex: Export Factoring Service Agreement

Annex: Direct Export Factoring Service Agreement

Annex: Export Commercial Invoice Financing Agreement

Annex: Cooperation Agreement on Buyout of Accounts Receivable under Short-term Export Credit Insurance

Annex: General Agreement of Forward Settlement and Sale of Foreign Exchange

Annex: General Agreement of RMB and Foreign Currency Swap Transaction

Annex: General Agreement of Risk Control Swap Transaction

Annex: Domestic Factoring Contract with Right of Recourse

Annex: Factoring Financing Contract

(4) When Party A applies Party B for using the dragon card and business card limit under this Contract, Party A shall conclude a Dragon Card and Business Card Cooperation Agreement of China Construction Bank and its annex (including but not limited to dragon card and business card bill, articles of China Construction Bank for dragon card and credit card (YJF [03] No. 28), statement, list of dragon card and business card branches (departments), list of bearers of dragon card and business card, agreements signed or concluded pursuant to the Agreement, notices, vouchers and other legal documents forming debtor-creditor relationship), and shall abide by the said Agreement and its annex.

(5) Others     /

2. When Party A applies Party B for using the credit limit to deal with business, it shall submit to Party B the relevant business application under a sub-limit. The application confirmed by Party B shall be deemed as an integral part of this Contract and relevant annexes of this Contract and shall be binding upon both Parties.

3. When Party A applies Party B for opening a usance letter of credit and a sight letter of credit with goods controllable right which cannot be controlled by Party B, handling shipping guarantee and handling trust receipt loans, it shall submit to Party B the trust receipt according to Party B’s requirements.

Article 7 Both Parties’ rights and obligations

1. Party A has the right to ask Party B to keep confidential the relevant data provided by Party A and the business secret in respect of production and operation, except otherwise prescribed by laws, administrative rules and regulations, required by competent authorities or agreed by both Parties.

2. According to Party B’s requirements, Party A shall provide relevant plans, statistics, financial and accounting statements, and data of production and operation status, and shall ensure the genuine, completeness and effectiveness of the data and information provided by Party A.

3. Party A shall actively coordinate and consciously accept Party B’s inspection and supervision on its production, operation and financial activities and its use of the limit under this Contract.

4. On any occasion of Party A that Party B thinks affecting Party A’s normal production and operation business, Party B shall have the right to make adjustment until cancel the credit limit not used by Party A.

5. Party A shall open a RMB or foreign exchange settlement account with Party B and entrust Party B to deal with import and export trade settlement business, import and export credit business and other bank settlement business.

6. Party A shall use the limit for the purpose designated by both Parties.

7. Party A shall perform or repay debts according to the term designated by both Parties.

8. Party A shall undertake exchange rate risk. In the event that the sum of limits occupied by Party A may exceed or has exceeded the limit specified in this Contract due to exchange rate risk, Party A shall provide Party B with acceptable security timely after receiving Party B’s notice. In the event that the sum of limits occupied by Party A may exceed or has exceeded the limit specified in this Contract due to exchange rate changes, Party B shall have the right not to deal with credit business for Party A.

9. Party A shall not draw out its capital, transfer its assets or use affiliated transactions to escape its debts to Party B; it shall not discount or pledge in a bank to divestiture the bank’s funds or credit by using a false contract with affiliated parties and by using notes receivable and accounts receivable without actual transaction background.

10. Where there is any change of Party A’s name, legal representative (principal), address, business scope, registered capital or articles of association of the company (enterprise), or other industrially and commercially registered items, Party A shall notify Party B immediately and attach relevant materials after change.

11. Party A shall ensure not to conclude any contract with any a third party which may damage Party B’s rights and interests under this Contract.

12. Without Party B’s written consent, Party A shall not provide any a third party with security with the assets formed with the limit provided by Party B before all debts are repaid under this Contract.

13. In case of losses to Party B due to disputes under the basic contract or due to causes attributable to a third party, Party A shall undertake the responsibility for compensation for these losses.

14. Party A shall use loans for the purpose specified in this Contract and its annexes. Party A shall not misappropriate, divert or use bank financing to conduct illegal transactions; it shall not use loans for investments on fixed assets and equities; , or for the production and operation field or purpose prohibited by the State; it shall coordinate and accept Party B’s examination and supervision on its production, operating and financial activities, and the use and payment of loans under this Contract; it shall not draw out its capital, transfer its assets or use affiliated transactions to escape its debts to Party B; it shall not discount or pledge in a bank to divestiture the bank’s funds or credit by using a false contract with affiliated parties and by using notes receivable and accounts receivable without actual transaction background;

15. Party B has the right to ask Party A to repay loan principal, interest and expenses on schedule, to manage and control payment of loan funds, to exercise other rights granted in this Contract and ask Party A to perform its other obligations under this Contract;

16. Party B has the right to attend Party A’s wholesale financing, sales of assets, and merger, division, shareholding reform and bankruptcy liquidation, etc.

17. Party B has the right to recover loans under this Contract in advance according to Party A’s capital return situations.

Article 8 Liability for breach and remedy measures for cases which may endanger the creditor’s right of Party B

1. Breach by Party B and liability for breach

(1) In the event that Party B violates this Contract, its annex or other provisions of the relevant business application approved and confirmed by Party B, Party A may ask Party B to perform obligations according to the stipulations;

(2) In the event that Party B has charged any interest and fee from Party A which shall not be charged according to the prohibitive provisions of relevant national laws and regulations, Party A shall have the right to ask Party B to refund the interest and fee charged.

2. Breach by Party A

(1) Party A violates this Contract, its annex or other provisions of the relevant business application approved and confirmed by Party B, or it violates any legal obligation;

(2) Party A expressively states or its behavior indicates it will not perform this Contract, its annex or any obligation under the relevant business application approved and confirmed by Party B.

3. Cases which may endanger the creditor’s right of Party B

(1) Any one of the following circumstances, Party B thinks possibly endangering the safety of the creditor’s right under this Contract: Party A has the following changes, including contracting, trusteeship (takeover), lease, shareholding reform, reduction of its registered capital, investment, joint operation, merger, purchase or reorganization, division, joint venture, (being applied) applying for suspension of business for rectification, applying for dissolution, cancellation, (being applied) applying for bankruptcy, change of controlling shareholder/de facto controlling person, or transfer of major assets, business suspension, shutdown, higher fines imposed by relevant authorities or cancellation of registration; Party A’s business license is revoked; Party A is involved in major legal disputes; there are serious difficulties in production and operation of Party A or Party A’s financial status is worsen; or Party A’s legal representative or main principal cannot perform their duties normally;

(2) Any one of the following circumstances, Party B thinks possibly endangering the safety of the creditor’s right under this Contract: Party A fails to perform other matured debts (including matured debts to various institutions of China Construction Bank or other a third party; Party A transfers property at a low price or free of charge; it reduces and cancels debts to a third party; it is negligent in exercising creditor’s right or other rights, or provides security for a third party;

(3) Party A’s shareholder evades the payment of its debts by abusing the independent status of juridical person or the shareholder’s limited liabilities, Party B thinks possibly endangering the safety of the creditor’s right under this Contract;

(4) It fails to continuously meet any one of the preconditions under which Party B provides Party A with credit specified in this Contract, its annex and a credit business;

(5) The guarantor has any one of the following circumstances, Party B thinks possibly endangering the safety of the creditor’s right under this Contract:

1. the guarantor violates any item specified or presented and warranted in the guarantee contract, resulting in any existing falsehood, error or omission;

2. the guarantor has the following changes, including contracting, trusteeship (takeover), lease, shareholding reform, reduction of its registered capital, investment, joint operation, merger, purchase or reorganization, division, joint venture, (being applied) applying for suspension of business for rectification, applying for dissolution, cancellation, (being applied) applying for bankruptcy, change of controlling shareholder/de facto controlling person, or transfer of major assets, business suspension, shutdown, higher fines imposed by relevant authorities or cancellation of registration; Party A’s business license is revoked; Party A is involved in major legal disputes; there are serious difficulties in production and operation of Party A or Party A’s financial status is worsen; or Party A’s legal representative or main principal cannot perform their duties normally, which may affect the guarantor’s capability to undertake guarantee;

3. other circumstances causing loss or possible loss of guarantee capability;

(6) There is any one of the following circumstances for mortgage and pledge, Party B thinks possibly endangering the safety of the creditor’s right under this Contract:

1. damage, loss or value reduction of the mortgaged or pledged property caused due to a third person’s behavior, or collection, confiscation, recovery free of charge or removal by the State, or change of the market situations or any other causes;

2. the mortgaged or pledged property is sealed up, detained, frozen, deducted, reserved, sold by auction or supervised by an administrative organ, or there is any dispute about its ownership;

3. the mortgagor or the pledger violates any item specified or represented and warranted in the mortgage contract or pledge contract, resulting in any existing falsehood, error or omission;

4. other circumstances which may endanger realization of Party B’s mortgage or pledge right;

(7) Security is not established, is invalid, is revoked or is cancelled; the guarantor has any breach, or expressively states or its behavior indicates it will not perform its security liability, or the guarantor has lost or partially lost its security capability, or the value of the secured property is reduced, Party B thinks possibly endangering the safety of the creditor’s right under this Contract; or

(8) Party A fails to perform other matured debts (including matured debts to various institutions of China Construction Bank or other a third party; Party A transfers property at a low price or free of charge; it reduces and cancels debts to a third party; it is negligent in exercising creditor’s right or other rights, or provides security for a third party; Party A’s financial indicators fail to continuously comply with the requirements of Annex 1 “Restriction on Financial Indicators” of the Special Provisions on Limit Loan; Party A fails to pay loan funds pursuant to this Contract or evades entrusted payment by Party B through breaking up the whole into parts; there is abnormal fluctuation of the funds in any account of Party A (including but not limited to the capital return account and other accounts monitored by Party B); Party A has any major cross default event.

(9) Other circumstances Party B thinks possibly endangering the safety of the creditor’s right under this Contract.

4. Party B’s remedy measures

In case of any one of the circumstances given in the abovementioned sub-clause 2 or sub-clause 3, Party B shall have the right to exercise one or several of the following rights:

(1) to make relevant adjustment or terminate Party A’s use of the credit limit or any limit under this Contract;

(2) to announce immediate maturity of Party A’s debts under this Contract and its annex; to ask Party A to repay principal and pay interest and expenses of all the matured and un-matured debts under this Contract and its annex;

(3) to charge default interest and compound interest;

(4) to exercise the right of security;

(5) other remedy measures, including but not limited to:

1. to deduct relevant amount in RMB or other currencies from Party A’s account (including but not limited to the security deposit account) which is opened with the system of the China Construction Bank, without notifying Party A in advance;

2. to request Party A to provide new security in compliance with Party B’s requirements for all debts under this Contract and its annex;

3. to unilaterally cancel or terminate this Contract and / or its annex;

4. Party B’s remedy measures specified in annexes of this Contract.

Article 9 Other provisions

1. Expenses

Party A shall bear the expenses for the lawyer service, insurance, evaluation, registration, keeping, appraisal and notarization under this Contract and the expenses for these items related to the security under this Contract, unless otherwise specified by both Parties.

Party A shall bear all the expenses of Party B for realization of the creditor’s right (including but not limited to legal cost, arbitration fee, property security guard cost, traveling expense, execution fee, appraisal fee, auction fee, service fee, announcement cost and attorney fee).

2. Use of Party A’s information

Party A agrees Party B to inquire about Party A’s credit status from relevant units or departments or through the credit database which is approved and established by the People’s Bank of China and the competent credit checking department; it agrees Party B to provide Party A’s information for the credit database which is approved and established by the People’s Bank of China and the competent credit checking department; it agrees Party B to use and disclose Party A’s information reasonably for business needs.

3. Announcement and urging for collection

In the event that Party A is behind in payment of loan principal and interest or has any other breach, Party B shall have the right to make notification to the relevant department or unit and shall have the right to make accouchement and urging for collection in news media.

4. Validity of the evidences recorded by Party B

The internal financial record of Party B related to principal, interest, expenses and payment and other relevant contents, the documents and vouchers prepared or reserved by Party B and forming during Party A’s business process of withdrawal, repayment and payment of interest, and the records and vouchers collected by Party B shall constitute certain evidences effectively demonstrating the debtor and creditor relationship between Party A and Party B, unless there are reliable and certain opposite evidences. Party A shall not present any objection for the excuse that Party B unilaterally prepares or reserves the said records, documents and vouchers.

5. Reservation of rights

Party B’s rights under this Contract shall not affect or eliminate its any other right reserved in accordance with relevant laws and regulations and other contracts. Any tolerance, grace and preference imposed by one party on breach or delay, or delay in the execution of any right under this Contract shall not be deemed as a waiver of any right and interest under this Contract nor be deemed as a permit or approval of violation of this Contract, and shall not restrict, prevent and hinder continuous execution of the right or the execution of any other right. Party B shall not undertake any obligation and responsibility for Party A arising therefrom.

6. In the event that Party A owes other matured debts to Party B as well as the debts under this Contract, Party B shall have the right to deduct from Party A’s account which is opened with the system of the China Construction Bank the relevant funds in RMB or other currencies firstly for repayment of any matured debt. Party A agrees not to present any objection.

7. In case of change of Party A’s mailing address or contact way, Party A shall notify Party B immediately in written form. In the event that Party A fails to timely notify Party B, Party A shall bear the losses arising therefrom.

8. Collection of accounts payable

Party B has the right to deduct relevant amount of Party A’s all accounts payable in RMB or other currencies from Party A’s account which is opened with the system of the China Construction Bank, without notifying Party A in advance. Should settlement and sale of foreign exchange or foreign exchange transaction procedures be handled, Party A shall have the obligation to assist Party B in going through these procedures, and foreign exchange risk shall be borne by Party A.

9. Dispute settlement

Any and all disputes arising from and in connection with the execution of this Contract shall be settled by both Parties through consultation. In the event that a dispute cannot be settled through consultation, it shall be settled according to the following 1:

1) to bring a case to the people’s court at the location where Party B is located;

2) to submit to             /             arbitration committee (arbitration place:             /            ) for arbitration in accordance with the current effective arbitration rules of the committee. The award of the arbitration shall be final and binding upon both Parties.

During the litigation or arbitration period, the other clauses of this Contract which are not in dispute shall remain in force.

10. Conditions for effectiveness of this Contract

This Contract shall come into force as of the date when Party A’s legal representative (principal) or authorized agent makes signature and Party A affixes its official seal and Party B’s principal or authorized agent makes signature and Party B affixes its official seal (or special contract seal).

11. This Contract has been made out in six originals.

12. Other provisions

            /

            /

13. All the legal documents of the creditor and debtor relationship between Party A and Party B under this Contract (including but not limited to relevant annexes of this Contract, relevant business applications, agreements or contracts, and vouchers) shall be deemed as an integral part of this Contract.

Article 10 Handling bank and seal of Party B

Party A has confirmed that: when this Contract is effective, Party B may entrust one or several branches of China Construction Bank Shenzhen Branch as the handling bank of this Contract. The handling bank shall have the right to perform obligations under this Contract in its own name, sign relevant legal documents and enjoy rights under this Contract, including but not limited to actual execution (wholly or partly) of this Contract, urging and collection of debts, litigation/arbitration, and execution and other relevant matters. If the handling bank has performed Party B’s obligations under this Contract, Party B shall be deemed to have performed its obligations under this Contract, and Party A’s obligations and responsibilities shall not be reduced and cancelled. Both Party B and the handling bank have the right to affix Party B or the handling bank’s official seal, relevant special business seal or special contract seal in relevant materials and vouchers.

Article 11 Declaration provisions

1. Party A is aware of Party B’s business scope and authorized powers.

2. Party A has read all clauses of this Contract. At the request of Party A, Party B has given explanations for relevant terms and conditions of this Contract. Party A is aware of and has fully understood the meanings of all terms and conditions of this Contract and relevant legal consequences.

3. Party A’s signature and performance of obligations under this Contract comply with laws, administrative regulations, rules and Party A’s articles of association or internal organization documents, and Party A has obtained approval from its internal competent organizations and / or relevant state organs.

4. Party A’s production and operation are legal and compliant.

5. Party A shall have the capability to doing business continuously and have legal sources of funds for payment.

6. Party A commits all financings under this Contract accord with but not exceed the actual needs of loan purpose.

7. Party A and its controlling shareholder have good credit status but have no significant bad record.

8. Party B shall have the right to entrust other branches of China Construction Bank to issue financings under the business contract, and exercise and perform Party B’s rights and obligations under the business contract and this Contract, to which Party A shall not present any objection.

Party A (Official Seal): Zastron Electronic (Shenzhen) Co., Ltd. (Seal)

Legal Representative (Principal) or Authorized Agent (Signature):

Mar. 19, 2012

Party B (Seal): China Construction Bank Shenzhen Branch (Special Seal for Business Contract Uses only) (13)

Principal or Authorized Agent (Signature):

Mar. 22, 2012